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                                                                   EXHIBIT 23(F)

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Conectiv, Inc. on Form S-4 of our reports dated February 2, 1996, appearing in the Annual Report on Form 10-K of Atlantic Energy, Inc. and the Annual Report on Form 10-K of Atlantic City Electric Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in this Registration Statement.

DELOITTE & TOUCHE LLP
Parsippany, New Jersey
December 26, 1996